                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              AURA SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                  [AURA LOGO]

                               AURA SYSTEMS, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 23, 1995



To the Shareholders of Aura Systems, Inc.:

     The Annual Meeting of Shareholders of Aura Systems, Inc., a Delaware corporation (the "Company"), will be held on August 23, 1995 at 3:00 p.m., local time, near the Company's corporate offices at the Radisson Plaza Hotel, located at 1400 Parkview Avenue, Manhattan Beach, CA, for the following purposes:

     (1) To elect a Board of Directors of eight members;

     (2) To transact any other business which may properly come before the meeting.

     Shareholders of record at the close of business on July 21, 1995 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

     All Shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The giving of your proxy will not affect your right to vote in person should you later decide to attend the meeting.

     The meeting will be conducted in a fair and impartial manner and will be governed by the Chairperson. Any shareholder of record of the Company at the close of business on July 21, 1995, may attend. Any beneficial owner of shares with a letter of authorization from his recordholder may attend the meeting. During the meeting, attendees will be given an opportunity to present matters for consideration to the Chair of the meeting. Attendees may make a record of the meeting at the conclusion of which they may ask questions of the Chair or of Management.

                                       By Order of the Board of Directors


                                       /s/ Arthur J. Schwartz

                                       Arthur J. Schwartz, Ph.D.
                                       Secretary

El Segundo, California
July 21, 1995

                              AURA SYSTEMS, INC.
                              2335 ALASKA AVENUE
                         EL SEGUNDO, CALIFORNIA  90245
                                (310) 643-5300

                                PROXY STATEMENT

                                 July 21, 1995

                              GENERAL INFORMATION

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Aura Systems, Inc. ("Aura" or the "Company") for the Annual Meeting of Shareholders to be held on August 23, 1995 (the "Annual Meeting") and any postponements or adjournments thereof. Any Shareholder giving a proxy may revoke it before or at the meeting by providing a proxy bearing a later date or by attending the meeting and expressing a desire to vote in person. All proxies will be voted as directed by the Shareholder on the proxy card; and, if no choice is specified, they will be voted "FOR" the directors nominated by the Board of Directors, and in the discretion of the persons acting as proxies, for any other matters.

          Your cooperation in promptly returning the enclosed proxy will reduce Aura's expenses and enable its management and employees to continue their normal duties for your benefit with minimum interruption for follow-up proxy solicitation.

          Only Shareholders of record at the close of business on July 21, 1995 are entitled to receive notice of and to vote at the meeting. On that date, Aura had outstanding 50,087,034 shares of Common Stock. The shares of Common Stock vote as a single class. Holders of shares of Common Stock on the record date are entitled to vote one vote for each share held. The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business.

          It is expected that this Proxy Statement and the accompanying Notice of Annual Meeting and form of Proxy will be mailed to Shareholders on or about July 27, 1995.

          In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting. The persons named as proxies will vote in favor of such adjournment or adjournments.

          The cost of preparing, assembling, printing and mailing the materials, the Notice and the enclosed form of Proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company will request banks, brokers, dealers, and voting trustees or other nominees to forward solicitation materials to their customers who are beneficial owners of shares, and will reimburse them for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram, personal solicitation or other means by officers and other regular employees or agents of the Company, but no additional compensation will be paid to such individuals on account of such activities.

--------------------------------------------------------------------------------
PLEASE MARK, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT AT AN EARLY DATE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.
--------------------------------------------------------------------------------

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES AND VOTING

          The Bylaws of the Company provide for a board of eight directors. Consequently, at the Annual Meeting, eight directors will be elected to serve until the next Annual Meeting and until their successors are elected and qualified. Proxies may not be voted for more than eight persons. The Company has nominated for election as directors the eight persons named below. Each of these nominees have indicated that they are able and willing to serve as directors.

          THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE EIGHT NOMINEES FOR DIRECTOR.

          Unless otherwise instructed, the Company's proxy holders intend to vote the shares of Common Stock represented by the proxies in favor of the election of these nominees. If for any reason any of these nominees will be unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of the balance of those named and such other person or persons as the Board of Directors may recommend. The Board of Directors has no reason to believe that any such nominee will be unable or unwilling to serve. Directors are elected by a plurality of the votes cast.

          The Company's nominees and directors are listed below, together with their ages, principal occupations, offices with the Company and year in which each became a director of the Company.

                                                       DIRECTOR
NAME                        AGE   SINCE                 TITLE
-------------------------   ---   -----   ----------------------------------

Zvi (Harry) Kurtzman         48    1987   President and Director
Arthur J. Schwartz           47    1987   Executive Vice President,
                                          Secretary and Director
Cipora Kurtzman Lavut        39    1989   Senior Vice President and Director
Harvey Cohen                 61    1993   Director
Norman Reitman               72    1989   Director
Neal B. Kaufman              50    1989   Senior Vice President and Director
Anthony T. Cascio            45           Vice President-General Counsel
Philip G. Saffman            64

          Cipora Kurtzman Lavut, a Senior Vice President and director, is the sister of Zvi Kurtzman, who is the President and a director of the Company. There are no other family relationships between any director or executive officer.

BUSINESS EXPERIENCE OF DIRECTORS DURING THE PAST FIVE YEARS

ZVI KURTZMAN has been the President and a director of the Company since February 1987 and devotes his full time to the Company. Mr. Kurtzman has served as the President of Innovative Information Services, Inc. (IIS), whose business was primarily computer assisted control systems, since 1982 and served as the President of Cyphermaster, Inc. (CMI), a computer software company, from 1984 to 1988. IIS and CMI are wholly owned subsidiaries of the Company. Mr. Kurtzman has also served as a director of IIS and CMI since 1982 and 1984, respectively. Mr. Kurtzman obtained his B.S. and M.S. degrees in physics from California State University, Northridge in 1970 and 1971, respectively, and completed all course requirements for a Ph.D. in theoretical physics at the University of California, Riverside. He was employed as a senior scientist with the Science Applications International Corp., a scientific research company in San Diego, California, from 1984 to 1985 and with Hughes Aircraft Company, a scientific and aerospace company, from 1983 to 1984. Prior thereto, Mr. Kurtzman was a consultant to major defense subcontractors in the areas of computers, automation and engineering.

ARTHUR J. SCHWARTZ, PH.D. has been the Executive Vice President and a director of the Company since February 1987 and the Executive Vice President and a director of CMI since 1984. Dr. Schwartz devotes his full time to the Company. Dr. Schwartz was appointed President of IIS in 1988 after having served as its Executive Vice President since 1984. Dr. Schwartz has also served as a director of IIS since 1984. Dr. Schwartz obtained his M.S. degree in physics from the University of Chicago in 1971 and a Ph.D. in physics from the University of Pittsburgh in 1978. Dr. Schwartz was employed as a Technical Director with Science Applications International Corp., a scientific research company in San Diego, California, from 1983 to 1984 and was a senior physicist with Hughes Aircraft Company, a scientific and aerospace company, from 1980 to 1984. While at Hughes, he was responsible for advanced studies and development where he headed a research and development effort for new technologies to process optical signals detected by space sensors.

CIPORA KURTZMAN LAVUT was appointed Senior Vice President Corporate Communications in December 1991. She previously served as Vice President in charge of Marketing and Contracts for the Company since 1988 and was appointed director of the Company in 1989. Ms. Kurtzman-Lavut was the Director of Contracts and Marketing for CMI, a computer software company, where she served from 1985 to 1988. She graduated in 1984 from California State University at Northridge with a B.S. degree in Business Administration. Ms. Kurtzman-Lavut is the sister of Zvi Kurtzman.

HARVEY COHEN has been a director of the Company since August 1993. Mr. Cohen is President of Margate Advisory Group, Inc., an investment advisor registered with the Securities and Exchange Commission, and a management consultant since August 1981. Mr. Cohen has consulted the Company on various operating and growth strategies since June 1989 and assisted in the sale of certain of the Company's securities. From December 1979 through July 1981, he was President and Chief Operating Officer of Silicon Systems, Inc., a custom integrated circuit manufacturer which made its initial public offering in February 1981 after having raised $4 million in venture capital in 1980. From 1975 until 1979, Mr. Cohen served as President and Chief Executive Officer of International Communication Sciences, Inc., a communications computer manufacturing start-up company for which he raised over $7.5 million in venture capital. From 1966 through 1975, Mr. Cohen was employed by Scientific Data Systems, Inc. ("S.D.S."), a computer manufacturing and service company, which became Xerox Data Systems, Inc. ("X.D.S.") after its acquisition by Xerox in 1979. During that time, he held several senior management positions, including Vice President-Systems Division of S.D.S. and Senior Vice President-Advanced Systems Operation of the Business Planning Group.

NORMAN REITMAN has been a director of the Company since January 1989. Mr. Reitman currently serves as an independent consultant to Kroll Associates, Inc., an international investigative firm. Mr. Reitman obtained his B.B.A. degree in business administration from St.

Johns University in 1946 and became licensed as a public accountant in New York in 1955. Mr. Reitman is the retired Chairman of the Board and President of Norman Reitman Co., Inc., insurance auditors, where he served from 1979 until June 1990. Mr. Reitman was a senior partner in Norman Reitman Co., a public accounting firm, where he served from 1952 through 1979. Mr. Reitman served on the Board of Directors and was a Vice President of American Family Life Assurance Co., a publicly held insurance company, from 1966 until April 1991.

NEAL B. KAUFMAN, appointed as a director in 1989, is Senior Vice President of Aura, where he has served since 1988. Prior thereto, he has served as President and Vice President of CMI since 1984 and 1988, respectively. Mr. Kaufman has also been a director of CMI since 1984. Mr. Kaufman graduated from the University of California, Los Angeles, in 1967 where he obtained a B.S. in engineering. He was employed as a software project manager with Abacus Programming Corp., a software development firm, from 1975 to 1985 where he headed a team of software specialists on the Gas Centrifuge Nuclear Fuel enrichment program for the United States Department of Energy and developed software related to the Viking and Marine projects for the California Institute of Technology Jet Propulsion Laboratory in Pasadena, California.

ANTHONY T. CASCIO was appointed Vice President, General Counsel, in August, 1994. Mr. Cascio brings over 15 years of legal experience to the Company. Mr. Cascio also maintains his prior appointment, made in December 1991 as Vice President, Intellectual Property with authority over all aspects of obtaining and enforcing Company patents and trademarks and negotiating technology licenses and transfers. He previously served as Chief Patent Counsel for the Company from June 1991 when he joined the Company. Mr. Cascio, who has 14 years experience as an attorney, also provides certain of the duties of General Counsel in the event of contractual relations and providing litigation management other than securities litigation. Prior to joining Aura, Mr. Cascio was an Associate in the law firm of Poms, Smith, Lande & Rose, Los Angeles, where he provided patent services for the company. Other positions held by Mr. Cascio were Technology Counsel, Tandem Computers Incorporated, a computer company in Cupertino and as an attorney with the law firm of Fitch, Even, Tabin & Flannery (now McCubbery, Bartels, Meyer & Ward) San Francisco. Mr. Cascio has a law degree from John Marshall School of Law, Chicago, and is licensed to practice in California and Illinois. Mr. Cascio also has a Masters of Science Degree in Electrical Engineering from the University of California, Santa Barbara and a Bachelors Degree in Electrical Engineering from the University of Illinois, Urbana.

PHILIP G. SAFFMAN, is Theodore von Karman Professor of Applied Mathematics and Aeronautics at the California Institute of Technology. He was educated at Trinity College, University of Cambridge, receiving the B.A. and M.A. degrees and in 1956 the Ph.D. degree in Applied Mathematics. In 1955, he was elected a Prize Fellow of Trinity College. After holding faculty positions at Cambridge University and King's College, University of London, he joined the Caltech faculty in 1964. His scientific interests include turbulence, viscous flow, vortex dynamics, interfacial dynamics, waves, and super fluid Helium II. He has published a monograph and over 170 scientific papers. In addition he has supervised 34 Ph.D. students. Honours include Fellowship of the royal Society of London, Fellowship of the American Academy of Arts and Sciences, the Otto Laporte award of the American Physical Society and the Fluid Dynamics award of the American Institute of Aeronautics and Astronautics. he has acted as a consultant for several Aerospace companies and research Institutes.

                                  MANAGEMENT

Listed below are Executive Officers of the Company who are not director nominees, their ages, titles and background information. All the officers listed below hold their offices at the pleasure of the Board of Directors.

Name                          Age       Title
----                          ---       -----
Steven C. Veen                39   Vice President-Chief Financial Officer
Gregory Um, Ph.D.             47   Senior Vice President-Technology Productization
Keith O. Stuart               39   Senior Vice President-Chief Operating Officer
Ronald J. Goldstein           54   Senior Vice President-Marketing
C. Rogers Saxon Ph.D.         48   Vice President-Sales
Gerald S. Papazian            39   Vice President-Administration
Richard Van Allen, Ph.D.      48   Vice President-Manager-Speaker Division

STEVEN C. VEEN a certified public accountant, was appointed Chief Financial Officer in March 1994. He joined the Company as its Controller in December 1992. Prior to that, he had over 12 years experience in varying capacities in the public accounting profession. Mr. Veen served from 1983 to December 1992 with Muller, King, Black, Mathys & Acker, Certified Public Accountants. He received a B.A. in accounting from Michigan State University in 1981.

GREGORY UM, PH.D. joined the Company in 1987 and was appointed Vice President of Technology Productization in 1992. Dr. Um is in charge of transforming technological ideas into commercial products. Dr. Um has 15 years of experience in project management and industrial technical experience in the fields of scene projection systems, sensor systems and analysis signal processing algorithms, wavefront sensors, high energy laser pointing and tracking systems, physics of thermodynamics and thermal properties. He is the principal inventor of the Aura Systems scene projectors and has directed all of the scene projector development efforts within the company. Prior to joining Aura. Dr. Um was a Senior Scientist at Hughes Aircraft Co., a scientific and aerospace company, with major achievements in the areas of sensors, optics, and algorithms. Dr. Um has over 20 professional publications.

KEITH O. STUART was appointed Senior Vice President-Chief Operating Officer in December 1991. Previously he served as Vice President in charge of Hardware Development for Aura since 1988 and as a Program manager for IIS in 1987. Mr. Stuart obtained his B.S. and M.S. degrees in electrical engineering from the University of California Los Angeles in 1978 and 1980, respectively. Mr. Stuart worked for CMI during 1986 and was employed by Hughes Aircraft Company, a scientific and aerospace company, prior thereto. Mr. Stuart has designed and fabricated digitally controlled, magnetically supported gimbals that isolate the seeker portion of a United States Space Defense Initiative and has also developed a multi-computer automated test station for the evaluation of sophisticated electro-optical devices.

RONALD J. GOLDSTEIN is Senior Vice President in charge of Aura's Marketing and joined Aura in 1989. He holds two M.S. degrees in Computing Technology and the Management of R & D from George Washington University and has completed course work for a Ph.D. in Nuclear Engineering from North Carolina State University. Mr. Goldstein has over 25 years of experience in high technology both in government and industry. Since 1989 Mr. Goldstein has been responsible for all marketing and business development activities for the Company. Prior to joining Aura Mr. Goldstein was Manager of Space Initiatives at Hughes Aircraft Company, a scientific and research company, where he was responsible for the design, production and marketing of a wide variety of aerospace systems and hardware. Prior to joining Hughes in 1982, Mr. Goldstein was the Special Assistant for National programs in the Office of the Secretary of Defense, and before that held high level program management positions with the Defense Department and Central Intelligence Agency.

C. ROGERS SAXON, PH.D. was appointed Vice President-Sales in 1993. Dr. Saxon's responsibility is sales for existing products by winning market position while implementing a successful marketing, distribution, and sales plan. Prior to his assignment, Dr. Saxon managed the Advanced Computing of Aura Systems. In that capacity, he managed a staff that developed and marketed monitoring and control software for use in the aerospace and construction fields. Before joining a predecessor of Aura in 1985, Dr. Saxon held various technical and program management positions in the aerospace industry. Dr. Saxon received his B.S. degree in mathematics from Harvey Mudd College in 1966, an M.A. degree in operations research from Claremont Graduate School in 1977 and M.A. and Ph.D. degrees in cognitive psychology from the University of California, Irvine in 1982 and 1985, respectively.

GERALD S. PAPAZIAN serves as the Company's Vice President-Administration. He joined Aura Systems in August 1988 from Bear Stearns & Co., an investment banking firm, where he served from 1986 as Vice President, Corporate Finance in the Investment Banking Division. Prior to joining Bear Stearns, Mr. Papazian was an Associate in the law firm of Stroock & Stroock & Lavan. His educational qualifications include a B.A., Economics, University of Southern California, 1977 and a J.D./M.B.A., University of California, Los Angeles, 1981.

RICHARD E. VAN ALLEN, PH.D. was appointed Manager and Vice President for Speaker products in March 1993. At Aura, his responsibilities have ranged from the development of a variety of electromagnetic actuators to a magnetic device for performing cataract surgery. He received his B.S. in Aeronautical and Astronautical Engineering in 1968 from Purdue University. Dr. Van Allen then went on to complete an M.S. and Ph.D. in Astronautics from Purdue University in 1969 and 1977, respectively. From 1973 until 1983, Dr. Van Allen worked at the NASA/CAL Tech Jet Propulsion Laboratory, where he was the navigation Team Leader for the Voyager mission which successfully explored the outer planets of the solar system. He then spent seven years at Hughes Aircraft Company, where he was Manager of the Mission Requirements Laboratory. Dr. Van Allen managed several advanced studies associated with the design of large space systems. He was also involved in major systems studies of defensive satellites and kinetic energy weapons for strategic defense, where he acted as Mission Definition Manager.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the Company's Common Stock owned as of June 10, 1995 (i) by each person who is known by Aura to be the beneficial owner of more than five percent (5%) of its outstanding Common Stock, (ii) by each of the Company's directors and nominees named under "Election of Directors", and (iii) by all directors and officers as a group. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown.

DIRECTORS, OFFICERS AND NOMINEES

                                             COMMON STOCK
                                          BENEFICIALLY OWNED
                                    ------------------------------
                                    SHARES              PERCENT
                                    OWNED               OF CLASS
------------------------------------------------------------------
Zvi (Harry) Kurtzman               1,523,326 (1)(2)       4.1%

Arthur J. Schwartz                 1,464,791 (1)(3)(4)    4.0%

Cipora Kurtzman Lavut              1,232,400 (6)          3.3%

Neal B. Kaufman                    1,326,817 (1)(6)       3.6%

Keith O. Stuart                      279,887 (8)            *

Norman Reitman                       502,142 (7)          1.4%

Harvey Cohen                         317,692 (9)            *

Anthony T. Cascio                    162,000 (10)           *

All officers and directors as      7,587,254             22.7%
a group (16 persons)

____________________
*    Less than 1% of outstanding shares.

(1)  Includes 175,000 shares held of record by Advanced Integrated Systems, Inc.

(2) Includes 309,585 shares which may be purchased pursuant to options and convertible securities exercisable within 60 days of June 30, 1995.

(3) Includes 224,669 shares which may be purchased pursuant to options and convertible securities exercisable within 60 days of June 30, 1995.

(4) Includes 32,000 shares held by Dr. Schwartz as custodian for his children, to which Dr. Schwartz disclaims any beneficial ownership.

(5) Includes 201,000 shares which may be purchased pursuant to options exercisable within 60 days of June 30, 1995.

(6) Includes 192,000 shares which may be purchased pursuant to options exercisable within 60 days of June 30, 1995.

(7) Includes 260,000 shares which may be purchased pursuant to options exercisable within 60 days of June 30, 1995 and 12,500 shares owned by Mr. Reitman's wife, as to which 12,500 shares he disclaims any beneficial ownership.

(8) Includes 220,000 shares which may be purchased pursuant to options exercisable within 60 days of June 30, 1995.

(9) Includes 80,000 shares personally owned, of which 70,000 shares may be purchased pursuant to options and convertible securities within 60 days of June 30, 1995. In connection with his investment advisory business, this amount also includes 30,000 shares and 207,692 shares which may be purchased upon conversion of 7% Secured Convertible Notes over which Mr. Cohen has voting and investment control and as to which Mr. Cohen disclaims beneficial ownership.

(10) Includes 162,000 shares which may be purchased pursuant to options exercisable within 60 days of June 30, 1995.

     The mailing address for each of these individuals is c/o Aura Systems, Inc., 2335 Alaska Avenue, El Segundo, CA 90245.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     Aura's Board of Directors held four meetings during the year ended February 28, 1995. Each director whose term is expected to continue attended more than 75% of the Board meetings during Fiscal 1995. During the last Fiscal year the Company did not maintain a Nominating Committee. Since August 1993, the Company has maintained a Compensation Committee consisting of Messrs. Reitman and Cohen. The Compensation Committee met once during Fiscal 1995 and has not yet met during the current fiscal year. Since January 1989, the Company has maintained an Audit Committee which currently consists of Messrs. Reitman and Cohen. The Audit Committee approves the selection and engagement of independent accountants and reviews with them the plan and scope of their audit for each year, the results of the audit when completed, and their fees for services performed. The Audit Committee met twice during the fiscal year ended February 28, 1995 and has not yet met in the current fiscal year.

                            EXECUTIVE COMPENSATION

CASH COMPENSATION FOR EXECUTIVES

     The following table summarizes all compensation paid to the Company's Chief Executive Officer, and to the four most highly compensated executive officers of the Company other than the Chief Executive Officer whose total compensation exceeded $100,000 during the fiscal year ended February 28, 1995.

                          SUMMARY COMPENSATION TABLE

                                       Annual                Long Term           All Other
                                    Compensation        Compensation Awards    Compensation*
                                  -----------------    ---------------------   -------------
Name and                                               Securities Underlying
Principal Position                Year       Salary        Options/SARs
------------------                ----       ------    ----------------------

Zvi Kurtzman                      1995      $155,673                 0            $1,799
President                         1994       150,010           150,000                 -
                                  1993       155,590            50,000                 -

Arthur J. Schwartz                1995      $141,220                 0            $1,120
Ph.D., Executive                  1994       140,005            75,000                 -
Vice President                    1993       140,671            50,000                 -

Neal B. Kaufman                   1995      $140,342                 0            $1,799
Senior Vice President             1994       138,994            30,000                 -
                                  1993       139,732            50,000                 -

Keith O. Stuart                   1995      $125,857                 0            $    0
Senior Vice President-            1994       125,008            30,000                 -
Chief Operating Officer           1993       115,926           100,000                 -

Rogers Saxon                      1995      $121,210                 0            $    0
Vice President-Sales              1994       120,834            10,000                 -
                                  1993       112,674                 0                 -


* Such compensation consisted of total Company contributions made to the plan account of each individual pursuant to the Company's Employees Stock Ownership Plan during the fiscal year ended February 28, 1995. See "EXECUTIVE COMPENSATION-EMPLOYEES STOCK OWNERSHIP PLAN".

          No cash or non-cash bonuses or restricted stock awards were granted to the above individuals during the Fiscal years ended February 28, 1995, February 28, 1994 and February 28, 1993. Effective December 1992, the Company elected to begin to compensate non-officer directors at the rate of $5,000 per year.

          The following table summarizes certain information regarding the number and value of all outstanding options to purchase Common Stock of the Company held by the Chief Executive Officer and those other executive officers named in the Summary Compensation Table as of February 28, 1995.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                 Number of Securities Underlying      Value of Unexercised
                  Unexercised Options/SARs at         In-the-Money Options/
Name                    Fiscal Year End              SARs at Fiscal Year End*
----             -------------------------------     ------------------------

                   Exercisable   Unexercisable       Exercisable   Unexercisable
                   -----------   -------------       -----------   -------------

Zvi Kurtzman         270,000        200,000            261,750        69,300

Arthur Schwartz      191,000        124,000            137,910        38,340

Neal Kaufman         182,000         88,000            137,910        38,340

Keith Stuart         202,000         98,000            154,860        49,590

Rogers Saxon         102,000          8,000             31,500             0

*Based on the average high and low reported prices of the Company's Common Stock on the last day of the fiscal year ended February 28, 1995.

          No options were granted to or exercised by the above individuals during the fiscal year ended February 28, 1995.

COMPENSATION COMMITTEE REPORT

          Following the Annual Meeting of Shareholders on August 17, 1993, the Board of Directors appointed a Compensation Committee (the "Committee"), consisting of two outside directors who are not employees or former employees of the Company. The Committee approves salary practices for the Chief Executive Officer, sets performance objectives and establishes the compensation of the Chief Executive Officer. The compensation of other executive officers is reviewed by and set by the Chief Executive Officer, after review and consultation with the Committee. The Committee met once during Fiscal 1995 and elected not to change the compensation of the Chief Executive Officer from the previous year.

          Decisions regarding executive compensation for the fiscal year ended February 28, 1995 were made by the Company's Chief Executive Officer after consultation with the Compensation Committee. The Company's policy in compensating executive officers is to establish methods and levels of compensation that will provide strong incentives to promote the profitability and growth of the Company and reward superior performance. Compensation of executive officers includes salary, as well as stock-based programs. During Fiscal 1995 and 1994, although stock options were awarded at fair market value, salary accounted for all the executive officers' direct compensation and no cash bonuses or stock awards were granted. The Board believes that compensation of the Company's key executives should be sufficient to attract and retain highly qualified personnel and also provide meaningful incentives for measurably superior performance. The Company has been in existence for less than 10 years and has required significant capital infusions to fund major expansion of its operations. As a result, the Company places special emphasis on equity-based compensation, particularly in the form of options, to preserve its cash for operations. This approach also serves to match the interests of the executive officers with the interest of the shareholders. The Company seeks to reward achievement of long and short-term performance goals which are measured by improvements in revenue and the elimination of losses and achieving net income. Special equity based awards are designed to compensate for the achievement of superior goals in specific areas, such as research and development or marketing.

          The compensation of Mr. Kurtzman, the Company's Chief Executive Officer, was designed consistent with the Company's compensation policies set forth above. Included in the factors considered by the Committee were the growth in the Company's commercial sales, the development of commercial applications for the Company's technology, progress towards reduced losses and the effective allocation of capital resources. During Fiscal 1995, the Company continued its transition from product development work for the United States government to private commercial sources. Although the Company has not achieved profitability during Fiscal 1995, it significantly reduced the Company's net loss over the prior fiscal year. In addition, the Company made significant progress in identifying several strategic partners in connection with its efforts to expand the commercial applications of its technology.

          The base level of cash compensation rates for the Chief Executive Officer and the other executive officers named in the summary compensation table did not change in Fiscal 1995 from the previous fiscal year. Cash compensation increases to other executive officers in 1995 were granted based on individual experience, performance, and breadth of responsibility within the Company and to maintain competitive levels. A listing of the salary and stock options granted to the Chief Executive Officer and for the most highly compensated executive officers can be found in the Summary Compensation Table.

                               Committee Members
                               -----------------

                                Norman Reitman
                                Harvey Cohen

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The Compensation Committee is comprised of outside directors Messrs. Norman Reitman and Harvey Cohen. Decisions regarding compensation of executive officers for the fiscal year ended February 28, 1995 were made by Zvi Kurtzman, President of the Company, after review and consultation with the Committee. Decisions regarding option grants under the 1989 Option Plan for the fiscal year ended February 28, 1995 were made by the Option Committee, which consists of Thomas Wiley and Dana Bonda; individuals who are not members of the Board of Directors or affiliated with the Company, after recommendations by Mr. Kurtzman.

PERFORMANCE GRAPH

          The following graph compares the cumulative total stockholder return of the Company with the cumulative total return on the NASDAQ Stock Market Index (U.S.) and the S & P High Tech Composite Index. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's common stock.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

          AMONG AURA SYSTEMS, INC., THE NASDAQ STOCK MARKET-US INDEX
                    AND THE S & P HIGH TECH COMPOSITE INDEX

                        PERFORMANCE GRAPH APPEARS HERE

                                               S&P          NASDAQ
Measurement Period           AURA SYSTEMS      HIGH TECH    STOCK MARKET
(Fiscal Year Covered)        INCORPORATED      COMPOSITE    INDEX
---------------------        ---------------   ---------    ------------
Measurement Pt-02/1990       $100.00           $100.00      $100.00
FYE 02/1991                  $ 98.00           $116.00      $110.00
FYE 02/1992                  $229.00           $122.00      $157.00
FYE 02/1993                  $ 97.00           $127.00      $167.00
FYE 02/1994                  $176.00           $156.00      $198.00
FYE 02/1995                  $ 86.00           $181.00      $201.00

*  $100 INVESTED ON 02/28/90 IN STOCK OR INDEX -
   INCLUDING REINVESTMENT OF DIVIDENDS.
   FISCAL YEAR ENDING FEBRUARY 28.

                                 MISCELLANEOUS


SHAREHOLDER PROPOSALS


     Shareholder proposals complying with the applicable rules under the Securities Exchange Act of 1934 intended to be presented at the 1996 Annual Meeting of Shareholders must be received at the offices of the Company by March 31, 1996 to be considered by Aura for inclusion in Aura's proxy statement and form of proxy relating to that meeting. Such proposals should be directed to the attention of the Secretary, Aura Systems, Inc., 2335 Alaska Avenue, El Segundo, California 90245.

OTHER MATTERS

     Neither Aura nor any of the persons named as proxies knows of matters other than those above stated to be voted on at the Annual Meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on such matters, subject to direction by the Board of Directors.

     The 1995 Annual Report to Shareholders accompanies this Proxy Statement, but is not to be deemed a part of the proxy soliciting material.

     WHILE YOU HAVE THE MATTER IN MIND, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

--------------------------------------------------------------------------------

PROXY

                               AURA SYSTEMS, INC.
                2335 ALASKA AVENUE, EL SEGUNDO, CALIFORNIA 90245

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Zvi (Harry) Kurtzman and Arthur J. Schwartz as Proxies, each with the power to appoint their substitutes and with full power to act alone, and hereby authorizes them to represent and to vote as designated below, all shares of Common Stock of Aura Systems, Inc. held of record by the undersigned on July 21, 1995, at the Annual Meeting of Shareholders to be held on August 23, 1995.

1. Election of Directors
   [_] FOR all nominees listed below (except   [_] WITHHOLD AUTHORITY to vote
       as marked to the contrary below)            for all nominees listed below

   (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name below.)

     Zvi (Harry) Kurtzman     Norman Reitman         Neal B. Kaufman
     Anthony T. Cascio        Arthur J. Schwartz     Philip G. Saffman
     Cipora Kurtzman Lavut    Harvey Cohen

2. In their discretion, upon such other business as may properly come before the Annual Meeting, or at any continuation thereof.


--------------------------------------------------------------------------------

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                            Dated: ______________________, 1995

                                            Please sign exactly as name appears
                                            below. When shares are held by joint
                                            tenants, both should sign. When
                                            signing as attorney, as executor,
                                            administrator, trustee or guardian,
                                            please give full title as such. If a
                                            corporation, please sign in full
                                            corporate name by President or other
                                            authorized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.

                                            -----------------------------------
                                                         Signature

                                            -----------------------------------
                                                 Signature if held jointly

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

--------------------------------------------------------------------------------